Exhibit 32.2

STATEMENT OF INTERIM CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Tate, the Interim Chief Financial Officer of Marvell Technology Group Ltd. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i)             the Quarterly Report of the Company on Form 10-Q/A for the fiscal quarter ended April 29, 2006 (the “Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

(ii)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL TATE
Michael Tate
Interim Chief Financial Officer

Date: July 2, 2007